                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       Date of report (Date of earliest event reported): February 18, 2000


                                 METROCALL, INC.
                                  -------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                           0-21924                         54-1215634
(State or Other Jurisdiction             (Commission File                  (IRS Employer
     of Incorporation)                       Number)                     Identification No.)

                6677 Richmond Highway, Alexandria, Virginia 22306
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 660-6677
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events.

Shareholder Rights Plan.

         On February 18, 2000, the Board of Directors of Metrocall, Inc. (the "Company") declared a dividend distribution of one preferred share purchase right ("Right") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The distribution is payable to stockholders of record at the close of business on March 6, 2000. Each Right, when exercisable, entitles the registered holder to purchase from the Company 1/1000th of a share of Series E Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares") at a price of $50 per 1/1000th share, subject to adjustment (the "Purchase Price"). The description of terms of the Rights are set forth in a Rights Agreement, dated as of February 25, 2000 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

         Initially, the Rights will be attached to all certificates representing shares of Common Stock outstanding as of March 6, 2000, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Right Certificates (as defined below) will occur upon the earlier of the following dates (the earlier of such dates, the "Distribution Date"): (1) twenty (20) business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Share Acquisition Date"), or (2) twenty (20) business days (or such later date as the Board of Directors may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person (other than the Excluded Persons as defined below) of 20% or more of the outstanding shares of Common Stock, in either (1) or (2) other than pursuant to a Qualified Offer (as defined below).

         The Rights Agreement contains exceptions from the definition of Acquiring Person for the following persons (the "Excluded Persons"): (1) the Company, (2) any wholly owned subsidiary of the Company, (3) any employee benefit plan of the Company or any subsidiary of the Company or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan, (4) AT&T Wireless Services, Inc. with respect to acquisition of Common Stock and common stock equivalents upon exchange of Series C Convertible Preferred Stock of the Company, and (5) HMTF Bridge MC I, LLC, its affiliates and associates, with respect to acquisitions of Common Stock permitted under a Common Stock Purchase Agreement entered into as of February 2, 2000 between the Company and HMTF Bridge MC I, LLC.

         Until the Distribution Date, (1) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with the Common Stock certificates, (2) new Common Stock certificates issued after March 6, 2000 will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for outstanding shares of Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 25, 2010, unless earlier redeemed or exchanged by the Company as provided in the Rights Agreement.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights.

         In the event that a person (other than the Excluded Persons) becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock and on terms that at least a majority of independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders (a "Qualified Offer")) (a "Flip-in Event"), each holder of a Right will, after the end of the Redemption Period (defined below), have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (determined pursuant to a formula set forth in the Rights Agreement) equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of a Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, if the Purchase Price per Right is $50, each Right not owned by an Acquiring Person following a Flip-in Event would entitle its holder to purchase $100 worth of Common Stock (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement for $50. If the Common Stock had a per share value of $10 at such time (as determined pursuant to such formula), the holder of each Right would be entitled to purchase 10 shares of Common Stock for $50.

         In the event that, at any time following the Share Acquisition Date,
(1) the Company is acquired in a merger or other consolidation transaction in which the Company is not the surviving corporation (other than a merger or consolidation transaction that follows a Qualified Offer), (2) the Company engages in a merger or consolidation transaction (other than a merger or consolidation transaction that follows a Qualified Offer) in which the Company is the surviving corporation and the Common Stock of the Company is changed into or exchanged for other securities or assets, or (3) 50% or more of the Company's assets or earning power is sold or transferred (other than to the Company or a wholly owned subsidiary of the Company), each holder of a Right (except Rights that previously have been voided as set forth above) shall, after the expiration of the Redemption Period (defined below), have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, per Right (subject to adjustment).

         The Purchase Price payable, and the number of 1/1000ths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution to holders of the Rights (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (2) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (3) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued (other than fractions that are integral multiples of 1/1000th of a share of Preferred Shares) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

         In general, the Board of Directors of the Company may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on March 6, 2000, and ending on the earlier of the close of business on (1) the 20th day following the Share Acquisition Date or (2) February 25, 2010 (the "Redemption Period") at a price of $.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). After the Redemption Period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.0001 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or Preferred Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or in the event of a redemption or exchange as provided above.

         Before the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board of Directors. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or affiliate or associate of an Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment shall be made to lengthen the Redemption Period at such time as the Rights are not redeemable.

         The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate; a form of letter to the holders of the Company's Common Stock (together with a Summary of the Rights attached thereto); and the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series E Junior Participating Preferred Stock are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.   Financial Statements and Exhibits

4(a) Rights Agreement, dated as of February 25, 2000, between Metrocall, Inc. and First Chicago Trust Company of New York, as Rights Agent, including all exhibits thereto, incorporated herein by reference to
         Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 25, 2000.

4(b) Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series E Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on February 25, 2000, incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A dated February 25, 2000.

20 Form of letter to the Company's stockholders describing the Rights, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated February 25, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2000


                                                       METROCALL, INC.


                                                       By: /s/ VINCENT D. KELLY
                                                          ----------------------
                                                       Vincent D. Kelly
                                                       Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number                           Description
--------------                           -----------
   4(a)           Rights Agreement, dated as of February 25, 2000, between
                  Metrocall, Inc. and First Chicago Trust Company of New York,
                  as Rights Agent, including all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Company's Registration
                  Statement on Form 8-A dated February 25, 2000.

   4(b)           Certificate of Designation, Number, Powers, Preferences and
                  Relative, Participating, Optional and Other Rights of Series E
                  Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on February 25,
                  2000, incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A dated February
                  25, 2000.

   20 Form of letter to the Company's stockholders describing the Rights, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated February
                  25, 2000.